As filed with the Securities and Exchange Commission on June 9, 2006

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WILLIAMS-SONOMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	94-2203880
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of Principal Executive Offices) (Zip Code)

Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan

(Full Title of the Plan)

Edward A. Mueller, Chief Executive Officer

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, CA 94109

(Name and Address of Agent For Service)

(415) 421-7900

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value …………	7,459,903	$36.435	$271,801,566	$29,083

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions set forth in the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $36.435 per share, which was the average of the high and low price per share of Registrant’s common stock as reported on The New York Stock Exchange on June 6, 2006. The indicated number of shares to be registered represents additional shares issuable under the 2001 Long-Term Incentive Plan that are not covered by previous registration statements.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

This Registration Statement on Form S-8 is being filed by Williams-Sonoma, Inc. (the “Registrant”) to register 7,459,903 shares of common stock of the Registrant, $0.01 par value (the “Common Stock”), which may be acquired upon the exercise or grant of equity awards to certain employees and directors of the Company under the Registrant’s 2001 Long-Term Incentive Plan (formerly known as the Registrant’s 2001 Stock Option Plan) (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-118351, filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2004, and the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-58026, filed with the Commission on March 30, 2001, are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                 Plan Information.*

Item 2.                 Registrant Information and Employee Plan Annual Information.*

*Information Required by Part I of Form S-8.  The document(s) setting forth the information specified in Part I of this Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at Registrant’s principal executive offices and available, without charge, upon written request to: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended January 29, 2006;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2006;

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above; and

(d)	The descriptions of the Registrant’s Common Stock which are contained in the Registrant’s registration statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act which also is incorporated or is deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                 Description of Securities.

Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                 Indemnification of Directors and Officers.

Section 309(c) of the California General Corporation Law (the “CGCL”) permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. On May 28, 2003, the shareholders of the Registrant approved an amendment to Article V of the Williams-Sonoma, Inc. Restated Articles of Incorporation, as amended. The amendment authorizes the Registrant to indemnify its agents (as defined in Section 317(a) of the CGCL) to the fullest extent permissible under California law. The Registrant filed the amendment with the California Secretary of State on July 23, 2003.

Section 317 of the CGCL provides for the indemnification of any agent of a corporation (as defined in Section 317(a) of the CGCL) under certain circumstances. Section 204(a)(11) of the CGCL allows for the indemnification of agents for breach of duty in excess of the indemnification provided for agents in Section 317 of the CGCL, but prohibits the Registrant from indemnifying agents for acts, omissions or transactions that a director may not be indemnified for as set forth in Section 204(a)(10) of the CGCL or for circumstances for which indemnity is expressly prohibited by Section 317 of the CGCL.

Consistent with California law, Section 5.5(a) of the Registrant’s Restated Bylaws, as amended (the “Bylaws”), requires the Registrant to indemnify its directors and officers, and grants the Registrant the authority to indemnify its employees and other agents, in each case to the fullest extent permitted by California law, against all expenses, liability and loss reasonably incurred or suffered by such person in connection with any Proceeding (as defined in Section 5.5(a) of the Bylaws) arising by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving (during such person’s tenure as director or officer) at the request of the Registrant, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as director or officer. Pursuant to California law and the Bylaws, the Registrant is required to indemnify directors, officers, employees and other agents against expenses actually and reasonably incurred by them if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317(i) of the CGCL also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any agent (as defined in Section 317(a) of the CGCL) of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317 of the CGCL. The Registrant maintains director’s and officer’s liability insurance insuring the Registrant’s directors and officers against certain liabilities and expenses incurred by such person in their capacities as such, and insuring the Registrant under certain circumstances in the event that indemnification payments are made by the Registrant to such directors and officers.

Item 7.                       Exemption from Registration Claimed.

Not applicable.

Item 8.                 Exhibits.

Exhibit No.	Description

4.1	Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2006, File No. 001-14077)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)

Item 9.                 Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 9th day of June, 2006.

WILLIAMS-SONOMA, INC.

By:	/s/ Edward A. Mueller

Name:	Edward A. Mueller
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT that each individual whose signature appears below constitutes and appoints Edward A. Mueller and Sharon L. McCollam, and each of them, acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 9, 2006.

Name	Title

/s/ W. Howard Lester	Chairman of the Board and Director
W. Howard Lester

/s/ Edward A. Mueller	Chief Executive Officer and Director (principal executive officer)
Edward A. Mueller

/s/ Sharon L. McCollam	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)
Sharon L. McCollam

/s/ Sanjiv Ahuja	Director
Sanjiv Ahuja

/s/ Adrian D.P. Bellamy	Director
Adrian D.P. Bellamy

/s/ Patrick J. Connolly	Director
Patrick J. Connolly

/s/ Adrian T. Dillon	Director
Adrian T. Dillon

/s/ Jeanne P. Jackson	Director
Jeanne P. Jackson

/s/ Michael R. Lynch	Director
Michael R. Lynch

/s/ Richard T. Robertson	Director
Richard T. Robertson

/s/ David B. Zenoff	Director
David B. Zenoff

EXHIBIT INDEX

Exhibit No.	Description

4.1	Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2006, File No. 001-14077)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)